UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 25, 2015

DILIGENT CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor

New York, NY 10018

(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On June 26, 2015 New Zealand Standard Time, the NZ Markets Disciplinary Tribunal (the “Tribunal”) announced that it has approved a settlement agreement between the Company and NZX Limited regarding the Company’s breaches of  NZSX Main Board Listing Rules in respect of the requirement to have a minimum of two Directors who are New Zealand residents.  From April 9, 2015 to April 29, 2015, the Company had only one Director on its Board who is a New Zealand resident.  The Company has agreed to pay the costs of NZX Limited and the Tribunal as set forth in the Settlement Agreement and described in the public censure issued by the Tribunal, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Public censure issued by the NZ Markets Disciplinary Tribunal dated June 26, 2015 New Zealand Standard Time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2015	DILIGENT CORPORATION

	By:	/s/ Thomas N. Tartaro
Thomas N. Tartaro
General Counsel, Corporate Secretary & Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Public censure issued by the NZ Markets Disciplinary Tribunal dated June 26, 2015 New Zealand Standard Time